Exhibit 99.1

Pingtan Marine Enterprise Ltd. Announces $4,750,000 Registered Direct Offering

of Ordinary Shares and Warrants

Fuzhou, China, March 4, 2021 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”), a fishing company based in the People’s Republic of China, today announced that it has agreed to sell 3,625,954 ordinary shares at a price of $1.31 per share, and 2,719,464 five-year warrants to purchase ordinary shares at an exercise price of $1.31 per share, in a registered direct offering. The net proceeds to Pingtan from this offering are expected to be approximately $4.2 million. The offering is expected to close on or about March 8, 2021, subject to customary closing conditions.

Spartan Capital Securities, LLC is acting as sole placement agent for the offering.

Pingtan intends to use the net proceeds from this offering for working capital, general corporate purposes and transaction expenses. Pingtan may also use a portion of the net proceeds from the offering to finance acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of its growth strategy.

The securities are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-248620) that Pingtan previously filed with the U.S. Securities and Exchange Commission (“SEC”). The offering will be made only by means of a written prospectus supplement and the accompanying prospectus that form a part of the registration statement. An electronic prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC. Copies of the prospectus supplement and the accompanying base prospectus relating to these securities will be available on the SEC’s website at www.sec.gov and may also be obtained, when available, by contacting Spartan Capital Securities, LLC 45 Broadway, New York, NY 10006 by telephone at (212) 293-0123 or by email to investmentbanking@spartancapital.com.

The offering of these securities is being made under an effective shelf registration statement on file with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pingtan

Pingtan is a fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include, but are not limited to, whether or not the Company will be able to raise capital through this offering or consummate this offering, including the satisfaction of customary closing conditions; the anticipated use of net proceeds from the offering; anticipated issuance of new fisheries policy by the Indonesian government and fishing operations in Indonesia by the Company thereafter; Pingtan’s ability to assist in the renewal of fisheries cooperation and to promote the economic and trade exchanges and cooperation between China and Indonesia; and other risk factors contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtan’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.

CONTACT:

LiMing Yung (Michael)

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

michaelyung@ptmarine.net

Maggie Li

Investor Relations Manager

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

mli@ptmarine.net

INVESTOR RELATIONS

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